Exhibit (a)(1)(F)

THIS DOCUMENT SUPERSEDES AND REPLACES IN ALL RESPECTS THE NOTICE OF GUARANTEED DELIVERY FILED PREVIOUSLY IN CONNECTION WITH THE ORIGINAL OFFER

(AS DEFINED HEREIN).

THIS IS NOT A LETTER OF TRANSMITTAL

Offer to purchase for cash up to US$213,000,000 in value

of common shares of Encana Corporation

at a Purchase Price of not less than US$4.15 and not more than US$4.75 per common share

AMENDED NOTICE OF GUARANTEED DELIVERY

for Tender of Common Shares of

Encana Corporation

Pursuant to the Offer to Purchase Dated July 8, 2019, as Amended and Extended by the Notice of Variation and Extension Dated August 14, 2019

THE OFFER HAS BEEN EXTENDED AND NOW EXPIRES AT 5:00 P.M. (EASTERN TIME) ON AUGUST 28, 2019 UNLESS THE OFFER IS WITHDRAWN, EXTENDED OR VARIED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in the Offer to Purchase dated July 8, 2019 (the “Original Offer”), as amended and extended by the Notice of Variation and Extension dated August 14, 2019 (the “Notice of Variation”, and together with the Original Offer, the “Offer to Purchase”) and the accompanying issuer bid circular, as amended by the Notice of Variation (the “Circular”) of Encana Corporation (the “Corporation”), this Amended Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender Common Shares (the “Shares”) of the Corporation pursuant to the Corporation’s offer to purchase for cash up to US$213,000,000 in value of Shares at a Purchase Price of not less than US$4.15 and not more than US$4.75 per Share if a Shareholder wishes to deposit Shares pursuant to the Offer (as defined below) and cannot deliver certificates for such Shares, or the book-entry transfer procedures cannot be completed, prior to the Expiration Date, or time will not permit all required documents to reach AST Trust Company (Canada) (the “Depositary”), as depositary, by the Expiration Date. This Amended Notice of Guaranteed Delivery may be hand delivered, couriered or transmitted by e-mail transmission to the office of the Depositary set forth below.

Offices of the Depositary, AST Trust Company (Canada), for this Offer:

By Mail (Except Registered Mail) AST Trust Company (Canada) P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario, Canada M5C 2K4 Attention: Corporate Actions	By Hand, Courier or Registered Mail AST Trust Company (Canada) 1 Toronto Street, Suite 1200 Toronto, Ontario, Canada M5C 2V6 Attention: Corporate Actions	By Facsimile Transmission Fax: (514) 985-8853

TO:	ENCANA CORPORATION
AND TO:	AST TRUST COMPANY (CANADA)

Delivery of this Amended Notice of Guaranteed Delivery to an address, or transmission of this Amended Notice of Guaranteed Delivery via a facsimile number, other than as set forth above, does not constitute a valid delivery.

This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Amended Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in Box K — “Signature Guarantee” in the Amended Letter of Transmittal.

The terms and conditions of the Offer are incorporated by reference in this Amended Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Amended Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase and Circular that accompanies this Amended Notice of Guaranteed Delivery.

The undersigned hereby tenders to the Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular, the related Amended Letter of Transmittal and this Amended Notice of Guaranteed Delivery (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase and Circular under “Procedure for Tendering Shares”.

Number of Shares tendered in the Offer by this Amended Notice of Guaranteed Delivery:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Amended Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver (i) the Amended Letter of Transmittal and certificates for Shares or (ii) in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Shares held in CDS) or an Agent’s Message (in the case of Shares held in DTC), to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The undersigned understands and acknowledges that payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificate(s) for such Shares, a properly completed and duly executed Amended Letter of Transmittal (or a manually executed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Shares held in CDS) or an Agent’s Message (in the case of Shares held in DTC), relating to such Shares, with the signatures guaranteed if required, and all other documents required by the Amended Letter of Transmittal before 5:00 p.m. (Eastern time) on or before the second trading day on the TSX and NYSE after the Expiration Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Corporation or the Depositary to persons tendering Shares regardless of any delay in making payment for any Shares or otherwise, including any delay in making payment to any person using the guaranteed delivery procedures, and that payment for Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Shares delivered to the Depositary on or prior to the Expiration Date, even if the Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase under “Procedure for Tendering Shares”, are not so delivered to the Depositary at such date and, therefore, payment by the Depositary on account of such Shares is not made until after the date the payment for the tendered Shares accepted for payment pursuant to the Offer is to be made by the Corporation.

All authority conferred or agreed to be conferred by this Amended Notice of Guaranteed Delivery is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Amended Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

SHAREHOLDER SIGNATURE(S)

Dated:	Telephone (Business Hours) ( )	Signature

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule 1 chartered bank, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP), guarantees to deliver to the Depositary at its address set forth above the certificate(s) representing the Shares tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Amended Letter of Transmittal (or manually signed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Shares held in CDS) or an Agent’s Message (in the case of Shares held in DTC), and any other required documents, before 5:00 p.m. (Eastern time) on or before the second trading day on the TSX and NYSE after the Expiration Date. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange and the New York Stock Exchange.

The guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the tendered Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such guarantor institution.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:
(Please type or print)
Title:

Dated:
(Postal Code or Zip Code)

Area Code and Telephone No.:

The undersigned understands that it should indicate whether the Shares are tendered pursuant to an Auction Tender or Purchase Price Tender by completing Box A — “Type of Tender”. If you do not make a valid Auction Tender or Purchase Price Tender, you will be deemed to have made a Purchase Price Tender.

The tender information specified in this Amended Notice of Guaranteed Delivery will, in all circumstances, take precedence over any inconsistent tender information that is specified in any related Amended Letter of Transmittal that is subsequently deposited.

BOX A

TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered pursuant to the Purchase Price Tender. Shares are being tendered hereby pursuant to:

☐ An Auction Tender (Please complete Box B)	☐ A Purchase Price Tender

BOX B
AUCTION TENDER
PRICE (IN US DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING
TENDERED

In addition to checking “Auction Tender” in Box A above, this Box MUST be completed if Shares are being tendered pursuant to an
Auction Tender.

Check the appropriate box to indicate the Auction Tender price.

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered pursuant to the Purchase Price Tender.

☐ US$4.15	☐ US$4.35	☐ US$4.55	☐ US$4.75

☐ US$4.20	☐ US$4.40	☐ US$4.60

☐ US$4.25	☐ US$4.45	☐ US$4.65

☐ US$4.30	☐ US$4.50	☐ US$4.70

BOX C

ODD LOTS

(See Instruction 6 of the Amended Letter of Transmittal)

To be completed ONLY if Shares are being tendered by or on behalf of persons beneficially owning an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date.

The undersigned either (check one):

☐	will be the beneficial owner of an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are tendered, or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date and is tendering all such Shares.